UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2020

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	000-51734	35-1811116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2780 Waterfront Pkwy E. Drive
Suite 200
Indianapolis, Indiana 46214
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 328-5660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common units representing limited partner interests	CLMT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On December 31, 2020, the Board of Directors of Calumet GP, LLC (the “Company”), the general partner of Calumet Specialty Products Partners, L.P. (the “Partnership”), appointed Louis Todd Borgmann to serve as the Company’s Senior Vice President & Chief Financial Officer, effective January 1, 2021. As previously reported in a Current Report on Form 8-K filed by the Partnership on August 11, 2020, Mr. Borgmann has been serving as the Company’s Senior Vice President & Interim Chief Financial Officer since September 1, 2020.

Prior to his role as Senior Vice President & Interim Chief Financial Officer, Mr. Borgmann, age 38, served as the Company’s Vice President, Supply & Trading from May 2016 to September 2020, as well as Vice President, Business Development from January 2014 to May 2016.

There is no arrangement or understanding between Mr. Borgmann and any other person(s) pursuant to which he was selected to be an officer of the Company, and Mr. Borgmann does not have any family relationships with any of the Company’s executive officers or directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

	By:	CALUMET GP, LLC, its General Partner

January 7, 2021	By:	/s/ Stephen P. Mawer
Name: Stephen P. Mawer
Title: Chief Executive Officer